Filed pursuant to Rule 424(b) (5)

Registration No. 333-251459

PROSPECTUS SUPPLEMENT

(To the Prospectus dated March 23, 2021)

Aspen Group, Inc.

Up to $3,000,000

We have entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Northland Securities, Inc., or Northland, relating to our shares of common stock, $0.001 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Distribution Agreement, we may offer and sell from time to time shares of our common stock for aggregate gross proceeds of up to $3,000,000 through or to Northland, acting as our agent or principal.

Our common stock is traded on The Nasdaq Global Market under the symbol “ASPU.” On August 12, 2022, the last reported sales price of our common stock on The Nasdaq Global Market was $1.00 per share.

The aggregate market value of our outstanding common stock held by non-affiliates was $24,044,682, as of August 12, 2022, based on 25,236,203 outstanding shares of common stock, of which approximately 18,932,821 shares of common stock were held by non-affiliates, and a per share price of $1.27, the closing sale price of our common stock on July 25, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus supplement with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates remains less than $75.0 million. During the 12 calendar month period that ends on, and includes, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Upon our delivery of a placement notice and subject to the terms and conditions of the Distribution Agreement, Northland may sell the common stock by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Northland will act as sales agent using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations, and the rules of the Nasdaq Stock Market. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay Northland a commission for its services in acting as agent and/or principal in the sale of common stock, equal to 3% of the gross sales price per share of all shares sold through it as agent under the distribution agreement. In connection with the sales of the common stock on our behalf, Northland will deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Northland will be deemed to be underwriting commissions or discounts. We have agreed in the Distribution Agreement to provide indemnification and contribution to Northland against certain liabilities, including liabilities under the Securities Act.

Our business and investment in our common stock involve risks that are described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and beginning on page 4 of the accompanying prospectus. You should also carefully read our Annual Report on Form 10-K for the year ended April 30, 2022, filed on July 29, 2022, all information set forth in this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein before making investment decisions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Northland Capital Markets

The date of this prospectus supplement is August 18, 2022

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part consists of a prospectus dated March 23, 2021, included in the registration statement on Form S-3 (No. 333-251459). Since the accompanying prospectus provides general information about us, some of the information may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the “prospectus,” we are referring to both parts of this document. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference before you make any investment decision.

Neither we nor the underwriters are making an offer to sell the securities in jurisdictions where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any shares of common stock in any jurisdiction in which such offer or invitation would be unlawful.

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement or the accompanying prospectus. We are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus supplement and the accompanying prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and “AGI” refer to Aspen Group, Inc., a Delaware corporation, and its consolidated subsidiaries.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Aspen Group at www.sec.gov. You may also access our SEC reports and proxy statements free of charge at https://ir.aspen.edu/all-sec-filings. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 filed with the SEC under the Securities Act for the common stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. Any information that we incorporate by reference is considered part of this prospectus supplement. We hereby incorporate by reference the following information or documents into this prospectus supplement and the accompanying prospectus:

•	Our annual report on Form 10-K for the year ended April 30, 2022 filed on July 29, 2022 and our annual report on Form 10-K for the year ended April 30, 2021 filed on July 13, 2021, as amended;
•	Our quarterly report on Form 10-Q for the quarter ended July 31, 2021, filed on September 14, 2021, our quarterly report on Form 10-Q for the quarter ended October 31, 2021, filed on December 14, 2021, and our quarterly report on Form 10-Q for the quarter ended January 31, 2022, filed on March 15, 2022;
•	Our current reports on Form 8-K filed on June 1, 2022; June 14, 2022; and July 12, 2022;
•	The description of our common stock in our registration statement on Form 8-A filed with the SEC on July 31, 2017, as updated by any amendments and reports filed for the purpose of updating such description; and
•	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the termination of the offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities offered by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents.

Requests should be directed to:

276 Fifth Avenue, Suite 505

New York, New York 10001

(646) 448-5144

Attention: Corporate Secretary

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INFORMATION REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus, including documents incorporated by reference into this prospectus supplement and the accompanying prospectus, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) that involve substantial risks and uncertainties. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. In particular, these forward-looking statements include, among others, statements about our intended use of proceeds and our increased revenue guidance.

Forward looking statements may be identified by the use of words such as “may,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue,” “plan” and other words or phrases of similar meaning. The forward looking statements are based on our current views with respect to future events and financial performance. These forward looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section entitled “Risk Factors” in the accompanying prospectus or in our filings with the SEC that are incorporated by reference in this prospectus supplement or the accompanying prospectus. Although we believe that the assumptions underlying the forward looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward looking information will prove to be accurate. In light of the significant uncertainties inherent in the forward looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the objectives or plans of our Company will be achieved. The forward-looking statements relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly release the results of any revisions to these forward looking statements. We cannot assure you that actual results will be consistent with these forward looking statements. These forward looking statements are subject to risks, uncertainties and assumptions, including the risk factors in this prospectus supplement and the accompanying prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that should be considered before investing in our common stock. Before making an investment decision, investors should carefully read the entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, paying particular attention to the risks referred to under the headings “Cautionary Statement Regarding Forward-Looking Information,” “Risk Factors” and our financial statements and the notes to those financial statements incorporated by reference herein.

Our Company

AGI is an education technology holding company with an overarching vision of making higher education affordable again in America. Because we believe higher education should be a catalyst to our students’ long-term economic success, we exert financial prudence by offering affordable tuition that is one of the greatest values in higher education. AGI has two subsidiaries, Aspen University Inc. (“Aspen University” or “AU”) and United States University, Inc. (“United States University” or “USU”).

AGI’s primary focus relative to future growth is to target the high growth nursing profession. As of April 30, 2022, 11,522 of 13,334 or 86% of all active students across both universities are degree-seeking nursing students. Of the students seeking nursing degrees, 9,562 are a registered nurse (“RN”) studying to earn an advanced degree, including 6,672 at Aspen University and 2,890 at USU. In contrast, the remaining 1,960 nursing students are enrolled in Aspen University’s BSN Pre-Licensure program in the Phoenix, Austin, Tampa, Nashville and Atlanta metros.

Aspen University has been offering a monthly payment plan that is available to all students across every online degree program offered by Aspen University, since March 2014. The monthly payment plan is designed so that students will make one fixed payment per month, and that monthly payment is applied towards the total cost of attendance (tuition and fees, excluding textbooks). The monthly payment plan offers online undergraduate students the opportunity to pay their tuition and fees at $250/month, online master students $325/month, and online doctoral students $375/month, interest free, thereby giving students a monthly payment option versus taking out a federal financial aid loan.

USU has been offering monthly payment plans since the summer of 2017. Today, USU monthly payment plans are available for the online RN to BSN program ($250/month), online MBA/MAEd/MSN programs ($325/month), online hybrid Bachelor of Arts in Liberal Studies, Teacher Credentialing tracks approved by the California Commission on Teacher Credentialing ($350/month), and the online hybrid Master of Science in Nursing-Family Nurse Practitioner (“FNP”) program ($375/month).

Fiscal 2022 Overview

For Fiscal Year 2022, the Company achieved and experienced the following key developments:

Aspen 2.0 Business Plan and Other Trends

In Fiscal Year 2022, the Company implemented its ‘Aspen 2.0’ business plan. Aspen 2.0 is designed to deliver maximum efficiency as defined by revenue earned from each marketing dollar spent. Under the plan, growth spending has been re-focused on our highest efficiency businesses in an effort to accelerate the growth in these units, with decreased spending in our lowest efficiency unit (an area where high growth is not essential). Specifically, we have reduced marketing spending in our traditional AU Nursing + Other unit. In addition, we have suspended spending in our Phoenix metro BSN Pre-Licensure, as it was nearing capacity and also more recently due to regulatory issues. Those marketing dollars have been redirected towards high LTV programs, specifically our four new BSN Pre-Licensure metros, AU’s online doctoral programs, and USU’s MSN-FNP program. Additionally, due to a requirement to collateralize a new surety bond required by Arizona State Board for Private Postsecondary Education, the Company reduced marketing spend in the fourth quarter of fiscal year 2022 compared to immediately preceding periods. While this resulted in improved operating results for that quarter, we may see negative trends in future periods if the decrease in marketing spend results in a decline in enrollments. In the Phoenix metro, which was profitable, we cannot currently matriculate pre-professional nursing students into the two-year core nursing program.

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Arizona State Board of Nursing Probation

Because Aspen University’s first-time pass rates for our BSN pre-licensure students taking the NCLEX-RN exam in Arizona fell from 80% in 2020 to 58% in 2021, which is below the minimum 80% standard set by the Arizona State Board of Nursing (“AZ BON”) in March 2022, AU entered into a Consent Agreement for Probation and a Civil Penalty (the “Consent Agreement”) with the AZ BON pursuant to which AU’s Provisional Approval was revoked, with the revocation stayed pending AU’s compliance with the terms and conditions of the Consent Agreement. The minimum probationary period is 36 months from the date of the Consent Agreement. In June 2022, the AZ BON granted approval of Aspen University’s request for provisional approval as long as the program is in compliance with the consent agreement through March 31, 2025. Aspen University is not currently enrolling students in the BSN Pre-licensure program in Arizona. The 2022 quarterly NCLEX-RN past rates were 73.33% for the three months ended March 31, 2022 and 69.64% for the three months ended June 30, 2022.

Because the pre-licensure program is comprised of two components, a one-year pre-requisite Pre-Professional Nursing (“PPN”) requirement followed by a two-year core program, one effect of the foregoing events was to prevent PPN students from matriculating into the core program until after the probation stipulation is met.

Stipulated Agreement and Surety Bond

In connection with the above developments with respect to the AZ BON, Aspen University has also entered into a Stipulated Agreement with the Arizona State Board for Private Postsecondary Education (the “Arizona Board”) which required us to post a surety bond for $18.3 million. Aspen University posted the surety bond on April 22, 2022. Aspen University is not currently enrolling students in the BSN Pre-licensure program in Arizona, a condition of the Stipulated Agreement.

Certain Financing and Related Developments

Set forth below are descriptions of certain transactions and developments involving funding and capital that occurred in fiscal year 2022.

a.	On March 14, 2022, we raised $10 million in gross proceeds from the issuance of convertible notes. We also issued two lenders a total of $20 million in Revolving Promissory Notes which have not been drawn upon. Subsequently, the two Revolving Promissory Notes and $5 million of the proceeds from the convertible notes were pledged as collateral for the $18.3 million surety bond. For the fourth quarter 2022, the Company reduced marketing spend sequentially by $1.0 million, primarily to ensure sufficient collateral for the surety bond required by the Arizona State Board for Private Postsecondary Education.

b.	On August 31, 2021, AGI entered into a letter agreement with The Leon and Toby Cooperman Family Foundation (“Cooperman”).

c.	On September 1, 2021, the Company borrowed $5 million from Cooperman under a Credit Facility Agreement.

d.	On July 21, 2021, AGI received a payment of $498,120 as a final distribution by the bankruptcy trustee in the previously disclosed Higher Education Management Group, Inc. bankruptcy proceedings. The bankruptcy filing occurred after AGI obtained a $772,793 judgment against Higher Education Management Group, Inc. No further assets are available for distribution.

Atlanta, GA Campus Approvals

On January 20, 2022, the Company announced that Aspen University received the final required state and board of registered nursing regulatory approvals for their new BSN Pre-Licensure campus location in Atlanta, Georgia. The Atlanta site was occupied by the University of Phoenix, located at 859 Mt. Vernon Highway NE, Suite 100, which is situated just off Interstate 285 in the Sandy Springs suburb in the inner ring of Atlanta. Aspen University began enrolling first-year PPN students in Atlanta starting in February 2022, and expects to enroll Nursing Core students (Years 2-3) in Fall 2022.

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Accreditation

Since 1993, Aspen University has been accredited by the Distance Education Accrediting Commission (“DEAC”), an institutional accrediting agency recognized by the United States Department of Education (the “DOE”) and the Council for Higher Education Accreditation (“CHEA”). On February 25, 2019, the DEAC informed Aspen University that it had renewed its accreditation for five years to January 2024.

Since 2009, USU has been accredited by WASC Senior College and University Commission (“WSCUC”), an institutional accrediting agency recognized by the DOE and the Council for Higher Education Accreditation (“CHEA”). Its current accreditation period extends through 2030.

As a result of their respective accreditations, both universities are qualified to participate under the Higher Education Act of 1965 (“HEA”) and the Federal student financial assistance programs (Title IV, HEA programs).

Restructuring

On August 3, 2022, the Company initiated a restructuring that resulted in approximately 15% of the total Company’s staff being laid off. The cuts included AGI corporate overhead, marketing, IT and Aspen University personnel. United States University was not affected. Although the timing of our receipt of Title IV grant payments and certain onetime vendor payments from time to time could impact our cash flow, as a result of the restructuring, we expect to significantly reduce cash used in operations and generate positive operating cash flow prior to the end of fiscal 2023. We cannot assure you that we will meet this goal.

Our operations are organized in one reporting segment.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

Corporate Information

Our principal executive offices are located at 276 Fifth Avenue, Suite 505, New York, New York 10001 and our telephone number is (646) 448-5144. Our corporate website address is http://www.aspu.com. The information on our website is not incorporated into this prospectus supplement.

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The Offering

Issuer	Aspen Group, Inc.

Common stock offered by us	Shares of our common stock for aggregate gross proceeds of up to $3,000,000.

Common stock outstanding after this offering Assuming the Sale of All Shares in this Offering:	Up to 27,598,408 shares, assuming sales of 2,362,205 shares of our common stock in this offering at a price of $1.27 per share, which was the closing price of our common stock on the Nasdaq Global Market on July 25, 2022. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering:	“At the market offering” that may be made from time to time through our sales agent, Northland. See “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds, if any, from the sale of shares that we may offer under this prospectus supplement and the accompanying prospectus for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemption of securities, and when feasible to facilitate the receipt of net shares by our executive officers following vesting of restricted stock units and/or the exercise of certain stock options. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. See “Use of Proceeds.”

Nasdaq Global Market symbol	“ASPU”

Risk factors	This investment involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” on page S-5 of this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement before deciding to invest in our common stock.

Transfer Agent and Registrar:	Action Stock Transfer Corporation

The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 25,236,203 shares of common stock outstanding as of August 12, 2022 and excludes, as of that date:

•	425,000 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.56 per share;

•	793,782 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $7.05 per share;

•	10,000,000 shares issuable upon conversion of a $10,000,000 convertible note at a conversion price of $1.00 per share;

•	690,622 shares issuable under restricted stock units; and

•	941,296 shares of common stock available for future grant under our 2018 Equity Incentive Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares.

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RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus supplement you should consider carefully the risk factors described in this prospectus supplement, the accompanying prospectus, as well as the risks, uncertainties and additional information set forth in our reports on Forms 10-K, 10-Q and 8-K that we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Information By Reference” in this prospectus supplement. The risks and uncertainties we discuss in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

Due to factors beyond our control, our stock price may be volatile, which could result in substantial losses for investors holding our shares.

Any of the following factors could affect the market price of our common stock:

•	Our failure to solve our liquidity risks;
•	Our failure to resolve our Arizona regulatory issues;
•	A decline in our growth rate including new student enrollments and class starts;
•	Our failure to generate increasing material revenues;
•	Our failure to meet our forecasts relating to our future operating performance;
•	Our failure to meet financial analysts’ performance expectations;
•	Changes in earnings estimates and recommendations by financial analysts;
•	Our public disclosure of the terms of any financing which we consummate in the future;
•	Disclosure of the results of our monthly payment plan and collections;
•	A decline in the economy which impacts our ability to collect our accounts receivable;
•	Announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;
•	The loss of Title IV funding or other regulatory actions;
•	The sale of large numbers of shares of common stock by our officers, directors or other shareholders;
•	Short selling activities;
•	Any future non-compliance with the Nasdaq Global Market rules or actions taken by the company in response; or
•	Changes in market valuations of similar companies.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

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You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the public offering price for our common stock in this offering is substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. If the underwriters exercise their option to purchase additional shares, you will experience additional dilution. See the section entitled “Dilution” in this prospectus supplement.

The issuance of additional shares of our common stock could be dilutive to stockholders if they do not invest in future offerings. In addition, we have a significant number of options and warrants to purchase shares or our common stock outstanding. If these securities are exercised, you may incur further dilution. Moreover, to the extent that we issue additional options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

It is not possible to predict the actual number of shares we will sell under the Distribution Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the Distribution Agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales, if any.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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USE OF PROCEEDS

We intend to use the net proceeds, if any, from the sale of shares that we may offer under this prospectus supplement and the accompanying prospectus for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemption of securities, and when feasible to facilitate the receipt of net shares by our executive officers following vesting of restricted stock units and/or the exercise of certain stock options. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

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DILUTION

If you invest in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

Our net tangible book value on April 30, 2022 was $29,634,292 or $1.17 per share.

After giving effect to the sale of shares of our common stock for aggregate gross proceeds in the amount of $3,000,000 in this offering at an assumed offering price of $1.27 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on July 25, 2022 and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of April 30, 2022 would have been approximately $32,430,042 or $1.17 per share of common stock. This represents no change to the net tangible book value per share to our existing stockholders and an immediate dilution in net tangible book value of $0.10 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share		$1.27
Net tangible book value per share as of April 30, 2022	$1.17
Increase per share attributable to new investors	$0.00
As-adjusted net tangible book value per share as of April 30, 2022 after giving effect to this offering		$1.17
Dilution per share to new investors purchasing shares in the offering		$0.10

The table above assumes, for illustrative purposes, that an aggregate of 2,362,205 shares of common stock are sold at a price of $1.27 per share, the last reported sale price of our common stock on the Nasdaq Global Market on July 25, 2022, for aggregate gross proceeds of $3,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.27 per share shown in the table above, for aggregate gross proceeds of $3,000,000 assuming all of our common stock is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $1.20 per share and would increase the dilution in net tangible book value per share to new investors to $0.57 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.27 per share shown in the table above for aggregate gross proceeds of $3,000,000 assuming all of our common stock is sold at that price, would result in an as adjusted net tangible book value per share after the offering of $1.11 per share and would increase the net tangible book value per share to new investors to $0.34 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

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PLAN OF DISTRIBUTION

We have entered into the Distribution Agreement with Northland Securities, Inc., under which we may issue and sell our common stock from time to time through or to the Agent acting as agent or principal. Sales of shares of our common stock, if any, under this prospectus may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of common stock upon notice and subject to other conditions.

The Agent will offer our common stock, if any, subject to the terms and conditions of the Distribution Agreement as agreed upon by us and the Agent. Each time we wish to issue and sell common stock under the Distribution Agreement, we will notify an Agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed such Agent, unless such Agent declines to accept the terms of the notice, such Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agent under the Distribution Agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the Agent commissions for its services in acting as agent in the sale of common stock at a commission rate equal to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.  We have also agreed to reimburse the Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000, and periodic due diligence fees not to exceed $10,000 per calendar year. We estimate that the total expenses for the offering, excluding commissions and reimbursements of legal fees payable to the Agent under the terms of the Distribution Agreement, will be approximately $115,000.

Settlement for sales of common stock will generally occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, each Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

This offering of our common stock pursuant to this prospectus will terminate upon the earlier of (i) the sale of all of our common stock subject to this prospectus, or (ii) termination of the Distribution Agreement as provided therein.

The Agent and its respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

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LEGAL MATTERS

The legality of the common stock offered by this prospectus supplement has been passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida. Duane Morris LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements as of April 30, 2022 and 2021 incorporated by reference in this prospectus supplement have been audited by Salberg & Company, P.A., an independent registered public accounting firm, as set forth in their reports thereon, and are incorporated by reference in this prospectus supplement in reliance on such reports given on the authority of said firm as experts in auditing and accounting.

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PROSPECTUS

$125,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Aspen Group, Inc. intends to offer and sell from time to time the securities described in this prospectus. The total offering price of the securities described in this prospectus will not exceed a total of $125,000,000.

This prospectus describes some of the general terms that apply to the securities. We will provide specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our common stock is traded on The Nasdaq Global Market under the symbol “ASPU.” On December 17, 2020, the last reported sales price of our common stock on The Nasdaq Global Market was $11.49 per share.

Investing in our securities involves risks. You should read carefully and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and on page 4 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 23, 2021

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to the “Company,” “AGI” “we,” “us,” and “our” refer to Aspen Group, Inc. and its consolidated subsidiaries.

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the section entitled “Incorporation of Certain Information by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Our Company

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again. AGI has six subsidiaries, Aspen University Inc. (“Aspen University”), Aspen Nursing of Arizona, Inc. (“ANAI”), Aspen Nursing of Florida, Inc. (“ANFI”), Aspen Nursing of Texas, Inc. (“ANTI”), and United States University, Inc. (“United States University” or “USU”). ANAI, ANFI and ANTI are subsidiaries of Aspen University.

Because we believe higher education should be a catalyst to our students’ long-term economic success, we exert financial prudence by offering affordable tuition that is one of the greatest values in higher education. AGI’s primary focus relative to future growth is to target the high growth nursing profession.

The Company currently is focusing its growth capital on the Aspen University Pre-Licensure Bachelor of Science in Nursing degree program (the “Pre-Licensure BSN Program”) and the USU Master of Science in Nursing-Family Nurse Practitioner program (the “MSN-FNP Program”), the two licensure degree programs which have the highest lifetime values in the Company. Set forth below is the description of these two key licensure degree programs.

Aspen University Pre-Licensure BSN Program

Aspen University offers the Pre-Licensure BSN Program. This innovative hybrid (online/on-campus) program allows most of the credits to be completed online (83 of 120 credits or 69%), with pricing offered at current low tuition rates of $150/credit hour for online general education courses $325/credit hour for online core nursing courses, and $495 for core clinical courses. For students with no prior college credits, the total cost of attendance is less than $50,000. The Pre-Licensure BSN Program is currently offered at our two Phoenix, Arizona campuses and at our new campuses in Tampa, Florida and Austin, Texas.

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USU MSN-FNP Program

USU offers a number of nursing degree programs and other degree programs in health sciences, business and technology and education. The MSN-FNP Program which is designed for Bachelor of Science in Nursing-prepared registered nurses who are seeking a Nurse Practitioner license is USU’s primary enrollment program. The MSN-FNP Program is an online-hybrid 50-credit degree program with 100% of the curriculum online, including the curricular component to complete 540 clinical and 32 lab hours. While lab hours to date have been done at USU’s San Diego facility, the rapid growth of the MSN-FNP Program has caused us to plan to expand the lab immersions in multiple locations across the United States. For example, the Company has leased an additional suite on the ground floor of our main campus facility in Phoenix (by the airport) to begin offering weekend immersions for MSN-FNP Program students in both San Diego and Phoenix. We expect this additional clinical facility in Phoenix, as well as the Tampa campus clinical facility to be open later this calendar year, for a total of three clinical facilities available for MSN-FNP Program weekend immersions scheduled to start in early 2021.

Accreditation

Since 1993, Aspen University has been nationally accredited by the Distance Education Accrediting Commission (“DEAC”), a national accrediting agency recognized by the United States Department of Education (“DOE”) and the Council for Higher Education Accreditation (“CHEA”). On February 25, 2019, the DEAC informed Aspen University that it had renewed its accreditation for five years to January 2024.

Since 2009, USU has been regionally accredited by WASC Senior College and University Commission (“WSCUC”), a regional accrediting agency recognized by the DOE and the CHEA. Its current accreditation period extends through 2022. Both of our nursing programs are accredited by the Commission of Collegiate Nursing Education.

As a result of their accreditations, both universities are qualified to participate under the Higher Education Act of 1965 and the Federal student financial assistance programs (Title IV, HEA programs).

Corporate Information

Our principal executive offices are located at 276 Fifth Avenue, Suite 505, New York, New York 10001 and our telephone number is (646) 448-5144. Our corporate website address is www.aspu.com. The information on our website is not incorporated into this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus including the documents incorporated by reference contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended the (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, including future campus expansion plans, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are described in the section entitled “Risk Factors” of this prospectus and any accompanying prospectus supplement, and in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus or any accompanying prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should consider carefully the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended April 30, 2020 filed with the SEC on July 7, 2020, as well as the risks, uncertainties and additional information (i) set forth in our reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we file with the Commission after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Information by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

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USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying supplement to this prospectus.

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DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 40,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

We are authorized to issue 40,000,000 shares of common stock, par value $0.001 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of directors. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities and there are no redemption provisions applicable to our common stock.

The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. We have not paid dividends on our common stock since inception and do not plan to pay dividends on our common stock in the foreseeable future.

As of December 16, 2020, we had 24,445,620 shares of common stock outstanding. In addition, as of that date, there were 374,174 shares underlying our outstanding warrants, 1,744,354 shares underlying our outstanding stock options and 605,883 shares issuable upon vesting of outstanding restricted stock units.

Preferred Stock

We are authorized to issue 1,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. As the date of this prospectus, we had no shares of preferred stock issued and outstanding.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of our shareholders unless such authorization is required by applicable law, or the rules of any securities exchange or market on which our stock is then listed or admitted or trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company. For a description of how future issuances of our preferred stock could affect the rights of our shareholders, see “Certain Provisions of Delaware Law and of Our Charter and Bylaws - Issuance of “Blank Check” Preferred Stock,” below.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

•	the title and stated or par value of the preferred stock;
•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;
•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;
•	the provisions for a sinking fund, if any, for the preferred stock;
•	any voting rights of the preferred stock;
•	the provisions for redemption, if applicable, of the preferred stock;
•	any listing of the preferred stock on any securities exchange;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;
•	if appropriate, a discussion of federal income tax consequences applicable to the preferred stock; and
•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

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DESCRIPTION OF DEBT SECURITIES

Set forth below is the summary of certain general terms and provisions of the debt securities that we may offer under this prospectus. The particular terms of any series of debt securities we offer will be described in a prospectus supplement relating to such series. We will also indicate in the applicable prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, together with, or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in the applicable prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

The debt securities will be issued under an indenture between our Company and a trustee qualified to act as such under the Trust Indenture Act of 1939 (the “Trust Indenture Act”), to be named in an applicable prospectus supplement. We will also provide in the applicable prospectus supplement certain other information related to the trustee, including a description of any relationship we have with the trustee.

The following statements relating to the debt securities and the indenture are summaries only, do not purport to be complete, and are subject in their entirety to the detailed provisions of the indenture, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The prospectus supplement will describe the specific terms relating to the specific series of debt securities we will offer, including where applicable, the following:

•	the title and denominations of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;

•	the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right we may have to extend the interest payments periods;

•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

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•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for preferred stock or common stock, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•	if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

•	the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

•	the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

•	whether the debt securities of the series will be secured and, if so, on what terms;

•	any events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination;

•	any other terms of the debt securities of the series which are not prohibited by the indenture; and

•	whether securities of the series shall be issuable as registered securities or bearer securities (with or without interest coupons), and any restrictions applicable to the offering, sale or delivery of such bearer securities and the terms upon which such bearer securities of a series may be exchanged for registered securities, and vice versa.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to any discounted debt securities and any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Transfer and Exchange

We may issue debt securities that would be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of The Depository Trust Company, as depository, or a nominee of the depository; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

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We would specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities. Except as set forth under “Global Debt Securities and Book-Entry System,” below, book-entry debt securities would not be issuable in certificated form.

Certificated Debt Securities

If you hold certificated debt securities that have been offered by this prospectus, you may transfer or exchange them at the trustee’s office or at the paying agency in accordance with the terms of the indenture. You would not be charged a service charge for any transfer or exchange of certificated debt securities, but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

The transfer of certificated debt securities and of the right to receive the principal of, premium and/or interest, if any, on your certificated debt securities can occur only by surrendering the certificate representing your certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

If we decide to issue debt securities in the form of one or more global securities, then we would register the global securities in the name of the depository for the global securities or the nominee of the depository, and the global securities would be delivered by the trustee to the depository for credit to the accounts of the holders of beneficial interest in the debt securities. Each global security would:

•	be registered in the name of a depositary, or its nominee, that we would identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee would be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security would not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security would be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security would be limited to participants and to persons that may hold beneficial interests through participants. The depositary would credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

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Ownership of beneficial interests in a global security would be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security would be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we would have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

The prospectus supplement would describe the specific terms of the depository arrangement for debt securities of a series that are issued in global form. The Company and its agents, the trustee, and any of its agents would not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Conversion or Exchange Rights

Debt securities offered hereby may be convertible into or exchangeable for shares of our common or preferred stock. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Covenants

We will describe in the applicable prospectus supplement any material covenants applicable to any series of debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with certain covenants in the indenture;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
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•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. Outlined below are some of the general terms and provisions of the warrants that we may issue from time to time. We will describe in the applicable prospectus supplement any additional terms of the warrants and the applicable warrant agreement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;
•	the offering price of the warrants, if any;
•	the aggregate number of the warrants;
•	the terms of the security that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•	the dates on which the right to exercise the warrants commences and expires;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	if applicable, a discussion of material United States federal income tax considerations;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

Transfer Agent

We have appointed Action Stock Transfer Corporation as our transfer agent. Their contact information is: 2469 E. Fort Union Blvd., Suite 214 Salt Lake City, UT 84121, phone number (801) 274-1088, facsimile (801) 274-1099.

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CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR CHARTER AND BYLAWS

Anti-takeover Provisions

In general, Section 203 of the Delaware General Corporation Law (the “DGCL”) prohibits a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by 2,000 or more shareholders from engaging in a “business combination” with an “interested shareholder” for a three-year period following the time that such shareholder becomes an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested shareholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested shareholder is prohibited unless it satisfies one of the following conditions:

•	before the shareholder became interested, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

•	upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	at or after the time the shareholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested shareholder.

The DGCL permits a corporation to opt out of, or choose not to be governed by, its anti-takeover statute by expressly stating so in its original certificate of incorporation (or subsequent amendment to its certificate of incorporation or bylaws approved by its shareholders). Our Certificate of Incorporation does not contain a provision expressly opting out of the application of Section 203 of the DGCL. Therefore we are subject to the anti-takeover statute.

Issuance of “Blank Check” Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 1,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. Our Board of Directors is empowered, without shareholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common shareholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our Company.

Our bylaws also allow our Board of Directors to fix the number of directors. Our shareholders do not have cumulative voting in the election of directors.

Special Shareholder Meetings and Action by Written Consent

Under our bylaws, special meetings of the shareholders shall be held when directed by the Board of Directors. Our bylaws do not permit meetings of shareholders to be called by any other person. This could have the effect of delaying or preventing unsolicited takeovers and changes in control or changes in our management.

Governing Law and Forum Selection

Section 12 of the Company’s Certificate of Incorporation provides that the internal affairs of the Company shall be governed by and interpreted under the laws of the State of Delaware, excluding its conflict of laws principles, and that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer (or affiliate of any of the foregoing) of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Company’s Certificate of Incorporation or bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine.

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Section 12 of the Company’s Certificate of Incorporation has the effect of requiring parties bringing actions concerning the Company’s internal affairs, including actions brought by the Company’s shareholders, to litigate such matters in the Delaware Court of Chancery, to the extent such exclusive jurisdiction is permitted under applicable law. As such, shareholders of the Company seeking to bring a claim regarding the internal affairs of the Company may be subject to increased costs associated with litigating in Delaware as opposed to their home state or other forum, precluded from bringing such a claim in a forum they otherwise consider to be more favorable, and discouraged from bringing such claims as a result of the foregoing or other factors related to forum selection.

The Company’s Certificate of Incorporation does not provide the Delaware Court of Chancery with jurisdiction over matters for which federal courts have exclusive jurisdiction, such as suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations promulgated thereunder. We believe that if a claim made under the DGCL is combined with a claim made under the Exchange Act, the court would cause the DGCL claim and the Exchange Act claim to be separated between the courts having jurisdiction over the respective claims. However, there is no assurance that this will be the case.

Additionally, Section 22 of the Securities Act provides that state and federal courts have concurrent jurisdiction over claims to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder. As such, there is some uncertainty as to the effect that Section 12 of our Certificate of Incorporation would have when a claim under the DGCL is combined with a claim under the Securities Act. Specifically, Section 12 may cause the DGCL claim and the Securities Act claim to be separated between the courts having jurisdiction over the respective claims, or alternatively it may cause the DGCL claim and the Securities Act claim to be consolidated in the Delaware Court of Chancery.

Because Section 12 of our Certificate of Incorporation may have the effect of severing certain causes of action between federal and state courts, shareholders seeking to assert such claims face the risk of increased litigation expenses arising from litigating multiple related claims in two separate courts, and shareholders may be discouraged from bringing all or some of these claims as a result. Notwithstanding the foregoing, the Company’s shareholders will not be deemed to have waived the Company’s compliance obligations with respect to the federal securities laws, including the Exchange Act and the Securities Act, or the rules and regulations promulgated thereunder.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;
•	directly to purchasers;
•	in a rights offering;
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;
•	through agents;
•	in block trades;
•	through a combination of any of these methods; or
•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing shareholders or other security holders.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price or initial public offering price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or re-allowed or paid to dealers;
•	any commissions paid to agents; and
•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

We will specify the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on The Nasdaq Global Market, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on The Nasdaq Global Market. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

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Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently traded on The Nasdaq Global Market. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Any compensation we pay underwriters or dealers will be subject to the guidelines of the Financial Industry Regulatory Authority, Inc. We will disclose the compensation in any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida. A shareholder of this firm beneficially owns 37,796 shares of our common stock.

EXPERTS

The consolidated financial statements as of April 30, 2020 and 2019 incorporated by reference in this Prospectus have been audited by Salberg & Company, P.A., an independent registered public accounting firm, as set forth in their reports thereon, and are incorporated by reference in this Prospectus in reliance on such reports given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this registration statement:

•	Our annual report on Form 10-K for the year ended April 30, 2020 filed on July 7, 2020, as amended;
•	Our quarterly report on Form 10-Q for the quarter ended July 31, 2020, filed on September 14, 2020, and our quarterly report on Form 10-Q for the quarter ended October 31, 2020, filed on December 15, 2020;
•	Our current reports on Form 8-K filed on June 9, 2020, August 31, 2020 and September 18, 2020;
•	The description of our common stock in our registration statement on Form 8-A filed with the SEC on July 31, 2017, as updated by any amendments and reports filed for the purpose of updating such description; and
•	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the termination of the offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC. You may also access our Exchange Act reports and proxy statements free of charge at www.aspu.com/all-sec-filings.

You may obtain a copy of any of our filings, at no cost, by contacting us at:

276 Fifth Avenue, Suite 505

New York, New York 10001

Attention: Corporate Secretary

(646) 448-5144

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Up to $3,000,000

Aspen Group, Inc.

Common Stock

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PROSPECTUS SUPPLEMENT

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Northland Capital Markets

August 18, 2022